As filed with the Securities and Exchange Commission on December 7, 2021
Registration No.  333-258474

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Robinhood Markets, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	7372	46-4364776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
85 Willow Road, Menlo Park, California 94025
(844) 428-5411
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vladimir Tenev
Co-Founder, Chief Executive Officer and President
Robinhood Markets, Inc.
85 Willow Road, Menlo Park, California 94025
(844) 428-5411
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John W. White Andrew J. Pitts D. Scott Bennett Claudia J. Ricciardi Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Daniel Gallagher Christina Y. Lai Weilyn Wood Steve Pickering Robinhood Markets, Inc. 85 Willow Road Menlo Park, California 94025 (844) 428-5411

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE - DEREGISTRATION OF SECURITIES

Robinhood Markets, Inc. (the “Company”) is filing this post-effective amendment to its Registration Statement on Form S-1 (No. 333-258474) in order to deregister any and all securities that remain unsold thereunder.

Such registration statement, as filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2021, and as amended by Pre-Effective Amendment No. 1 filed with the SEC on September 1, 2021 and Pre-Effective Amendment No. 2 filed with the SEC on October 8, 2021 (the “Registration Statement”), registered the offer and sale of up to 97,876,033 shares of the Company’s Class A common stock by the selling stockholders identified in such Registration Statement.

The Company, by filing this post-effective amendment, hereby terminates the Registration Statement and removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California, on December 7, 2021.

Robinhood Markets. Inc.

By:	/s/ Vladimir Tenev
Name: Vladimir Tenev
Title: Co-Founder, Chief Executive Officer and President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.